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                                                                    EXHIBIT 10.9




















                             THE TIMBERLAND COMPANY
                        2004 LONG TERM INCENTIVE PROGRAM

                              FOR KENNETH P. PUCKER

                               (EFFECTIVE 1/1/04)



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                             THE TIMBERLAND COMPANY
                        2004 LONG TERM INCENTIVE PROGRAM
                              FOR KENNETH P. PUCKER

     This instrument sets forth the terms of The Timberland Company 2004 Long Term Incentive Program for Kenneth P. Pucker. The Program is established under The Timberland Company 1997 Incentive Plan, and amounts paid under the Program are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     1. PURPOSE. The purpose of the Program is to provide competitive incentive pay and capital accumulation opportunities to the Company's Executive Vice President and Chief Operating Officer in exchange for his attainment of specified Performance Goals, continued employment through March 31, 2007, and agreement not to compete for a one year period following his termination of employment.

     2. DEFINITIONS. The following terms shall have the following meanings unless the context indicates otherwise.

          (a) "Affiliate" shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

          (b) "Award" shall mean an opportunity to earn incentive pay, in the form of Restricted Stock or cash, based on performance, as described in
     Section 5.

          (c) "Award Period" shall mean either the one or the three calendar year periods commencing January 1, 2004, and shall be the measurement period during which Goal attainment is determined.

          (d) "Board" shall mean the Board of Directors of The Timberland
     Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

          (f) "Committee" shall mean the Management Development and Compensation Committee of the Board.

          (g) "Company" shall mean The Timberland Company.

          (h) "Participant" shall mean Kenneth P. Pucker.

          (i) "Performance Goal" or "Goal" shall mean the financial objective that must be met to earn incentive pay.

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          (j) "Performance Measure" shall mean compound annual growth in earnings per share ("EPS").

          (k) "Plan" shall mean The Timberland Company 1997 Incentive Plan, as amended.

          (l) "Program" shall mean The Timberland Company 2004 Long Term Incentive Program for Kenneth P. Pucker.

          (m) "Restricted Stock" shall mean Stock subject to the restrictions described in Section 8.

          (n) "Stock" shall mean Class A Common Stock of the Company, par value $.01 per share.

     3. ADMINISTRATION. The Program shall be administered by the Committee, in accordance with the terms of the Plan. The Committee shall have sole and complete discretion with respect to the exercise of all permissive powers and authority granted to the administrator under the Plan; provided, however, the Committee may not exercise its discretion to increase the amount of incentive pay that would be otherwise due the Participant upon attainment of a Performance Goal. All actions, determinations, and decisions of the Committee shall be final, conclusive, and binding on all parties.

     4. PARTICIPATION. The Participant was designated by the Committee at its meeting on March 2, 2004, to participate during both a one-year and a three-year Award Period.

     5. AWARDS. The Awards for the one-year and three-year Award Periods were established by the Committee at its meeting on March 2, 2004. The Award for the one-year period was expressed as a number of shares of Restricted Stock and then converted to an equivalent target value (expressed in dollars) at the time of grant. The Award for the three-year Award Period was expressed as an opportunity to receive a cash bonus. Each Award is based on the attainment of a specific Performance Goal described in Section 6. The Awards shall not be changed or modified during an Award Period to increase the amount of incentive pay that would otherwise become payable. (SCHEDULE A attached shows the Award for each Award Period.)

     6. PERFORMANCE MEASURES AND GOALS. The Performance Measures and Goals were established by the Committee at its meeting on March 2, 2004. The Performance Goals shall not be changed or modified during an Award Period to increase the amount of incentive pay that would otherwise become payable. (SCHEDULE B attached sets forth the Performance Measure and Goal for each Award Period.)

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     7. AWARD PAYOUT CALCULATION.

          (a) Award payouts shall be conditioned on attainment of the Performance Goals. No payout shall be made unless the Goal is attained, and a payout shall not be increased to the extent the Goal is surpassed.

          (b) The Company's independent public accountants shall audit the Company's Award calculations following the close of each Award Period.

          (c) The Committee shall promptly approve or disapprove Award payouts following completion of the independent audit. The Committee may exercise "negative discretion" within the meaning of Code Section 162(m) to reduce the cash bonus Award payout unless the fair market value of the Stock on December 31, 2006, is less than $___ per share. The Committee may reduce an Award payout to reflect extraordinary circumstances if such modification would better serve the purpose of the Plan.

     8. AWARD PAYMENT.

          (a) Each Award payout shall be made as soon as practicable and not later than March 31 following the close of the Award Period, subject to the independent audit. To be eligible to receive a payout, the Participant must be employed by the Company or an Affiliate on the payment date.

          (b) The payout for the one-year Award Period shall be in the form of Restricted Stock. The grant of Restricted Stock shall be evidenced by an agreement, specifying that the shares shall vest, in full, on the second anniversary of the grant date, and including a change-in control provision and such other terms, conditions and restrictions as the Committee shall determine.

          (c) The Award payout for the three-year Award Period shall be in cash.

     9. EMPLOYMENT

     Receiving an Award or Award payout shall not give the Participant the right to be retained in the employment of the Company or an Affiliate, or affect the right of the Company or an Affiliate to discharge or discipline the Participant.











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                             THE TIMBERLAND COMPANY
                        2004 LONG TERM INCENTIVE PROGRAM
                              FOR KENNETH P. PUCKER

                               SCHEDULE A - AWARDS


                              One-Year Award Period

---------------------------  ----------------------
GRANT YEAR                           2005
---------------------------  ----------------------
PROPOSED RESTRICTED STOCK        SHARE TARGET:
GRANTS                             100,000
---------------------------  ----------------------

                             Three-Year Award Period

------------------------ ---------- ----------- ----------
PAYMENT YEAR               2005         2006       2007
------------------------ ---------- ----------- ----------
CASH BONUS                  $0           $0       $3.0MM





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                             THE TIMBERLAND COMPANY
                        2004 LONG TERM INCENTIVE PROGRAM
                              FOR KENNETH P. PUCKER

                   SCHEDULE B - PERFORMANCE MEASURES AND GOALS

-----------------  -------------  -------------  -------------------------------
  AWARD PERIOD      PERFORMANCE        WTG             FINANCIAL TARGET (GOAL)
                     MEASURE
-----------------  -------------  -------------  -------------------------------
1/1/04 - 12/31/04       EPS           100%                        ___

1/1/04 - 12/31/06       EPS           100%                        ___